UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 8, 2020

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 11, 2020 (the “Closing Date”), Cyclo Therapeutics, Inc. (the “Company”) sold an aggregate of 2,500,000 units at a price to the public of $5.00 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock at an exercise price of $5.00 per share (the “Warrants”), pursuant to that certain Underwriting Agreement, dated as of December 9, 2020 (the “Underwriting Agreement”), between the Company and Maxim Group LLC (the “Underwriter” or “Maxim”), as sole underwriter. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 375,000 additional shares of Common Stock, and/or 375,000 additional Warrants, to cover over-allotments in connection with the Offering, which Maxim partially exercised to purchase 375,000 Warrants on the Closing Date.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-249136 and 333-251218), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2020, as amended, and which became effective on December 8, 2020.

The Company received gross proceeds of approximately $12,500,000, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses, and intend to use the net proceeds from the Offering to (i) proceed with its pivotal Phase III trial for the treatment of NPC with Trappsol® Cyclo™, (ii) fund further development of preclinical programs towards IND filings and/or into clinical trials for the treatment of Alzheimer’s disease with Trappsol® Cyclo™ and (iii) fund working capital and general corporate purposes using any remaining amounts. The Company issued a press release announcing the pricing of the offering, which has been filed as Exhibit 99.1 to this report.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 180 days following December 9, 2020. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days following the closing date, other than certain exempt issuances.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriter warrants (the “Underwriter’s Warrants”) to purchase up to a total of 50,000 shares of Common Stock (2% of the shares of Common Stock sold in the Offering). The Underwriter’s Warrants are exercisable at $6.25 per share of Common Stock and have a term of five years. The Underwriter’s Warrants are subject to a lock-up for 360 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after December 9, 2020. A copy of the form of the Underwriter’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

In addition, pursuant the Underwriting Agreement, the Company granted Maxim a right of first refusal, for a period of nineteen (19) months from the commencement of sales of this Offering, to act as lead manager and bookrunner, or sole placement agent, at Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked and debt financings.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

The total expenses of the offering are estimated to be approximately $1,400,000, which included Maxim’s expenses relating to the offering.

On December 11, 2020, the Company also entered into a Warrant Agency Agreement with vStock Transfer LLC (“Warrant Agency Agreement”), pursuant to which vStock Transfer LLC agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agency Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or from the above-mentioned SEC website.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Underwriter’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer           of Listing.

In connection with the Offering, the Company’s common stock and warrants began trading on The NASDAQ Capital Market on December 9, 2020 under the symbols “CYTH” and “CYTHW,” respectively. The Company’s common stock was previously quoted on the OTCQB Market under the symbol “CTDH.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2020, the Company filed a Certificate of Change with the Secretary of State of Nevada, pursuant to which, effective at the time of such filing, the Company effected a 1-for-100 reverse split of its authorized and issued and outstanding shares of Common Stock. In connection with the reverse stock split, the number of authorized shares of Common Stock was reduced from 1,00,000,000 to 10,000,000. A copy of the Certificate of Change is attached as Exhibit 3.1.

No fractional shares will be issued as a result of the reverse stock split. Fractional shares will be rounded up the nearest whole share, after aggregating all fractional shares held by a stockholder. The CUSIP number for the Company’s Common Stock following the reverse stock split is 23254X201. Stockholders who hold physical stock certificates representing the Company’s common stock prior to the reverse stock split may, but are required to, contact our stock transfer agent, vStock Transfer LLC, regarding the procedure for surrendering certificates representing pre-split shares in exchange for certificates representing post-split shares. Holders of certificates will not receive a new stock certificate representing post-split shares until the outstanding certificates representing such holder’s pre-split shares have been surrendered to the Company’s transfer agent.  Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-reverse stock split common stock. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 9, 2020, by and between Cyclo Therapeutics, Inc. and Maxim Group, LLC

3.1	Certificate of Change to Articles of Incorporation of Cyclo Therapeutics, Inc., a Nevada corporation.

4.1	Underwriter’s Warrant

10.1	Warrant Agency Agreement

99.1	Press release dated December 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc. Date: December 11, 2020

By:	/s/ N. Scott Fine
N. Scott Fine Chief Executive Officer